Exhibit 99.1

FOR IMMEDIATE RELEASE

PRA Health Sciences, Inc. Reports Second Quarter 2016 Results

•                  $394.2 million of service revenue in the second quarter; 17.3% constant currency growth compared to the second quarter of 2015

•                  Second quarter GAAP Net Income per diluted share increased 200.0% to $0.60 per diluted share and GAAP Net Income increased 211.5% to $38.7 million compared to the second quarter of 2015

•                  $73.3 million of Adjusted EBITDA in the second quarter; 19.6% growth compared to the second quarter of 2015

•                  Second quarter Adjusted Net Income per diluted share increased 34.0% to $0.63 per share and Adjusted Net Income increased 36.3% to $40.5 million compared to the second quarter of 2015

•                  Net new business of $493.9 million in the second quarter; Net book-to-bill of 1.25

RALEIGH, N.C., July 28, 2016 — PRA Health Sciences, Inc. (“PRA” or the “Company”) (NASDAQ: PRAH) today reported financial results for the quarter ended June 30, 2016.

For the three months ended June 30, 2016, service revenue was $394.2 million, which represents growth of 17.2%, or $57.7 million, compared to the second quarter of 2015 at actual foreign exchange rates. On a constant currency basis, service revenue grew $58.1 million, an increase of 17.3% compared to the second quarter of 2015.

Net new business for the quarter ended June 30, 2016 was $493.9 million, representing a net book-to-bill ratio of 1.25 for the period. This net new business contributed to an ending backlog of $2.6 billion at June 30, 2016.

“We continued our strong momentum in the second quarter, with double-digit revenue and earnings growth and an increase in net new business of 21.1% when compared to the second quarter of 2015,” said Colin Shannon, PRA’s Chief Executive Officer. “Our continued strength in net new business is a reflection of the quality and differentiation of our services, and we are well-positioned to drive future growth.”

Direct costs were $254.9 million during the three months ended June 30, 2016 compared to $219.9 million for the second quarter of 2015. Direct costs were 64.7% of service revenue during the second quarter of 2016 compared to 65.3% of service revenue during the second quarter of 2015. The decrease in direct costs as a percentage of service revenue is primarily related to the favorable impact from foreign currency exchange rate fluctuations.

Selling, general and administrative expenses were $68.5 million during the three months ended June 30, 2016 compared to $58.9 million for the second quarter of 2015. Selling, general and administrative costs were 17.4% of service revenue during the second quarter of 2016 compared to 17.5% of service revenue during the second quarter of 2015. The slight decrease in selling, general and administrative expenses as a percentage of revenue is attributable to our ability to continue to effectively manage our sales and administrative functions as the Company continues to grow.

Reported GAAP net income was $38.7 million for the three months ended June 30, 2016, or $0.60 per share on a diluted basis, compared to GAAP net income of $12.4 million for the three months ended June 30, 2015, or $0.20 per share on a diluted basis.

Reported EBITDA was $81.9 million for the three months ended June 30, 2016, representing an increase of 55.6% compared to the second quarter of 2015. Adjusted EBITDA was $73.3 million for the three months ended June 30, 2016, representing growth of 19.6% compared to the second quarter of 2015.

Adjusted Net Income was $40.5 million for the three months ended June 30, 2016, representing 36.3% growth compared to the second quarter of 2015. Adjusted Net Income per share was $0.63 for the three months ended June 30, 2016, representing 34.0% growth compared to the second quarter of 2015.

A reconciliation of our non-GAAP measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share, to the corresponding GAAP measures is included in this press release.

First Half 2016 Financial Highlights

For the six months ended June 30, 2016, service revenue was $766.6 million, which represents growth of 14.7%, or $98.1 million, compared to the six months ended June 30, 2015 at actual foreign exchange rates.  On a constant currency basis, service revenue grew $101.3 million, representing growth of 15.1% compared to the six months ended June 30, 2015.

Reported GAAP income from operations was $69.3 million, reported GAAP net income was $22.7 million and reported GAAP diluted net income per share was $0.35 for the six months ended June 30, 2016.

Adjusted Net Income was $75.4 million for the six months ended June 30, 2016, an improvement of 35.8% compared to the same period in 2015.  Adjusted Net Income per share was $1.18 for the six months ended June 30, 2016, up 34.1% compared to the same period in 2015.

Conference Call Details

PRA will host a conference call at 9:00 a.m. ET on July 29, 2016, to discuss the contents of this release and other relevant topics. To participate, please dial (877) 930-8062 within the United States or (253) 336-7647 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 52630060. The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the PRA website at www.prahs.com/investors. A replay of the conference call will be available online at www.prahs.com/investors. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (855) 859-2056 within the United States or (404) 537-3406 outside the United States. The replay ID is 52630060.

About PRA Health Sciences

PRA (NASDAQ: PRAH) is one of the world’s leading global contract research organizations, or CROs, by revenue, providing outsourced clinical development services to the biotechnology and pharmaceutical industries. PRA’s global clinical development platform includes approximately 70 offices across North America, Europe, Asia, Latin America, South Africa, Australia and the Middle East and approximately 12,400 employees worldwide. Since 2000, PRA has performed approximately 3,400 clinical trials worldwide. In addition, PRA has participated in the pivotal or supportive trials that led to U.S. Food and Drug Administration or international regulatory approval of more than 60 drugs.

PRA has therapeutic expertise in areas that are among the largest in pharmaceutical development, including oncology, central nervous system, inflammation and infectious diseases. PRA believes that it provides its clients with one of the most flexible clinical development service offerings, which includes both traditional, project-based Phase I through Phase IV services, as well as embedded and functional outsourcing services. The Company has invested in medical informatics and clinical technologies designed to enhance efficiencies, improve study predictability and provide better transparency to clients throughout their clinical development processes. To learn more about PRA, please visit www.prahs.com.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the ‘Investor Relations’ section of the Company’s website at www.prahs.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

Contacts:

Luke Heagle

Pure Communications, Inc.

Director, Investor Relations

910.726.1372

InvestorRelations@PRAHS.com or

luke@purecommunicationsinc.com

Christine Rogers

PRA Health Sciences, Inc.

Director, Public Relations

919.786.8463

rogerschristine@prahs.com

Forward-Looking Statements

This press release contains forward-looking statements that reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that most of the Company’s contracts may be terminated on short notice and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; the market for the Company’s services may not grow as the Company expects; the Company may under price contracts or overrun its cost estimates, and if the Company is unable to achieve operating efficiencies or grow revenues faster than expenses, operating margins will be adversely affected; the Company may be unable to maintain information systems or effectively update them; customer or therapeutic concentration could harm the Company’s business; the Company’s business is subject to risks associated with international operations, including economic, political and other risks; the Company is also subject to a number of additional risks associated with its business outside the United States, including foreign currency exchange fluctuations and restrictive regulations, as well as the risks and uncertainties associated with the United Kingdom’s expected withdrawal from the European Union; government regulators or customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulations affecting the Company’s business; the Company may be unable to successfully develop and market new services or enter new markets; the Company’s failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; the Company has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K filed with the SEC on February 25, 2016.

The Company undertakes no obligation to update any forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

This press release includes EBITDA, Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income and Adjusted Net Income per share, each of which are financial measures not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these measures provide useful supplemental information to management and investors regarding our operating results as they exclude certain items whose fluctuation from period- to period do not necessarily correspond to changes in the operating results of our business. As a result, management and our board of directors regularly use EBITDA and Adjusted EBITDA as a tool in evaluating our operating and financial performance and in establishing discretionary annual bonuses. Adjusted EBITDA is also the basis for covenant compliance EBITDA, which is used in certain covenants in the credit agreement governing our senior secured credit facilities and the indenture governing the senior notes. In addition, management believes that EBITDA, Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income (including diluted adjusted net income per share) facilitate comparisons of our operating results with those of other companies by backing out of GAAP net income items relating to variations in capital structures (affecting interest expense), taxation, and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We believe that EBITDA, Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income (including diluted adjusted net income per share) are frequently used by securities analysts, investors, and other interested parties in the evaluation of issuers, many of which also present EBITDA, Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income (including diluted adjusted net income per share) when reporting their results in an effort to facilitate an understanding of their operating results.

These non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation, or as a substitute for analysis of our results as reported under GAAP. Additionally, because not all companies use identical calculations, these presentations of EBITDA, Adjusted EBITDA, Adjusted Income from Operations and Adjusted Net Income (including diluted adjusted net income per share) may not be comparable to similarly titled measures of other companies.

EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) represent EBITDA and net income (including diluted net income per share), respectively, adjusted to exclude  stock-based compensation expense, loss (gain) on disposal of fixed assets, loss on modification or extinguishment of debt, foreign currency losses and gains, other (expense) income, equity in (gains) losses of unconsolidated joint ventures, transaction-related cost, acquisition-related cost, acquisition-related costs, severance costs and restructuring charges, foreign research and development credits, lease termination costs,  non-cash rent adjustments and other one-time charges.

Adjusted Net Income is also adjusted to exclude amortization of intangible assets and amortization of deferred financing costs. Adjusted Income from Operations is adjusted to exclude stock-based compensation expense, loss (gains) on disposal of fixed assets, transaction and acquisition-related costs, relocation costs, severance costs and restructuring charges, foreign research and development credits, non-cash rent adjustments, other one-time charges and amortization of intangible assets. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.

Some of these limitations are:

•                  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•                  EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•                  EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•                  EBITDA and Adjusted EBITDA do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•                  other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

Constant Currency

Constant currency comparisons are based on translating local currency amounts in the current year period at actual foreign exchange rates for the prior year. The Company routinely evaluates its financial performance on a constant currency basis in order to facilitate period- to- period comparisons without regard to the impact of changing foreign currency exchange rates.

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Service revenue	$394,249	$336,518	$766,569	$668,486
Reimbursement revenue	61,598	56,330	119,501	112,940
Total revenue	455,847	392,848	886,070	781,426
Operating expenses:
Direct costs	254,936	219,877	498,423	438,838
Reimbursable out-of-pocket costs	61,598	56,330	119,501	112,940
Selling, general and administrative	68,468	58,905	132,458	119,740
Transaction-related costs	2,869	—	31,785	—
Depreciation and amortization	17,585	19,220	34,538	38,455
Loss on disposal of fixed assets	43	195	71	195
Income from operations	50,348	38,321	69,294	71,258
Interest expense, net	(13,380)	(15,416)	(28,746)	(30,809)
Loss on extinguishment of debt	—	—	(21,485)	—
Foreign currency gains (losses) , net	10,872	(3,966)	8,082	5,100
Other expense, net	(105)	(96)	(105)	(560)
Income before income taxes and equity in gains (losses) of unconsolidated joint ventures	47,735	18,843	27,040	44,989
Provision for income taxes	12,312	5,623	7,048	13,645
Income before equity in gains (losses) of unconsolidated joint ventures	35,423	13,220	19,992	31,344
Equity in gains (losses) of unconsolidated joint ventures, net of tax	3,247	(805)	2,709	(1,742)
Net income	$38,670	$12,415	$22,701	$29,602
Net income per share attributable to common stockholders:
Basic	$0.64	$0.21	$0.38	$0.49
Diluted	$0.60	$0.20	$0.35	$0.47
Weighted average common shares outstanding:
Basic	60,597	59,871	60,398	59,843
Diluted	64,410	62,951	64,139	62,864

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except share amounts)

(unaudited)

	June 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$95,903	$121,065
Restricted cash	5,015	5,060
Accounts receivable and unbilled services, net	463,457	415,077
Other current assets	40,304	32,574
Total current assets	604,679	573,776
Fixed assets, net	87,974	80,691
Goodwill	991,886	1,014,798
Intangible assets, net	506,214	533,938
Other assets	27,827	25,540
Total assets	$2,218,580	$2,228,743
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$54,713	$57,096
Accrued expenses and other current liabilities	130,495	139,155
Advanced billings	337,487	333,729
Total current liabilities	522,695	529,980
Long-term debt, net	881,503	889,514
Other long-term liabilities	100,283	106,527
Total liabilities	1,504,481	1,526,021
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	—	—
Common stock, $0.01 par value, 1,000,000,000 authorized shares at June 30, 2016 and December 31, 2015; 60,914,218 and 60,245,009 issued and outstanding at June 30, 2016 and December 31, 2015, respectively	609	602
Additional paid-in capital	861,401	828,347
Accumulated other comprehensive loss	(176,692)	(132,307)
Retained earnings	28,781	6,080
Total stockholders’ equity	714,099	702,722
Total liabilities and stockholders’ equity	$2,218,580	$2,228,743

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$22,701	$29,602
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,538	38,455
Amortization of debt issuance costs and discount	2,343	3,286
Amortization of terminated interest rate swaps	2,022	—
Stock-based compensation	3,274	2,020
Non-cash transaction-related costs	29,421	—
Unrealized foreign currency gains	(8,851)	(8,079)
Loss on extinguishment of debt	3,661	—
Deferred income taxes	(9,696)	(2,395)
Equity in (gains) losses of unconsolidated joint ventures	(2,709)	1,742
Other reconciling items	121	1,401
Changes in operating assets and liabilities:
Accounts receivable, unbilled services and advanced billings	(47,447)	(65,550)
Other operating assets and liabilities	(22,604)	29,475
Net cash provided by operating activities	6,774	29,957
Cash flows from investing activities:
Purchase of fixed assets	(17,546)	(17,066)
Cash paid for interest on interest rate swap	(607)	—
Investment in unconsolidated joint venture	—	(3,000)
Proceeds from the sale of WuXiPRA	3,700	—
Acquisition of Value Health Solutions Inc., net of cash acquired	—	(543)
Acquisition of Nextrials, Inc., net of cash acquired	(4,647)	—
Net cash used in investing activities	(19,100)	(20,609)
Cash flows from financing activities:
Proceeds from accounts receivable financing agreement	120,000	—
Repayment of senior notes	(133,559)	—
Repayment of term debt	—	(30,000)
Borrowings on line of credit	110,000	15,000
Repayments of line of credit	(110,000)	(15,000)
Payment for common stock issuance costs	—	(525)
Proceeds from stock option exercises	366	27
Payment of acquisition-related contingent consideration	—	(2,000)
Net cash used in financing activities	(13,193)	(32,498)
Effects of foreign exchange changes on cash and cash equivalents	357	(894)
Change in cash and cash equivalents	(25,162)	(24,044)
Cash and cash equivalents, beginning of period	121,065	85,192
Cash and cash equivalents, end of period	$95,903	$61,148

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income	$38,670	$12,415	$22,701	$29,602
Depreciation and amortization	17,585	19,220	34,538	38,455
Interest expense, net	13,380	15,416	28,746	30,809
Provision for income taxes	12,312	5,623	7,048	13,645
EBITDA	81,947	52,674	93,033	112,511
Stock-based compensation expense (a)	1,770	1,245	3,274	2,020
Loss on disposal of fixed assets, net (b)	43	195	71	195
Loss on extinguishment of debt (c)	—	—	21,485	—
Foreign currency (gains) losses, net (d)	(10,872)	3,966	(8,082)	(5,100)
Other non-operating expense, net (e)	105	96	105	560
Equity in (gains) losses of unconsolidated joint ventures, net of tax	(3,247)	805	(2,709)	1,742
Transaction-related costs (f)	2,869	—	31,785	—
Acquisition-related costs (g)	—	134	—	217
Lease termination expense (h)	126	568	151	2,598
Severance and restructuring charges (i)	(213)	154	(213)	154
Non-cash rent adjustment (j)	781	922	1,768	1,568
Other charges (k)	—	560	—	596
Adjusted EBITDA	$73,309	$61,319	$140,668	$117,061

Net income	$38,670	$12,415	$22,701	$29,602
Amortization of intangible assets	11,651	14,135	22,971	28,242
Amortization of deferred financing costs	1,149	1,637	2,344	3,286
Amortization of terminated interest rate swaps	1,123	—	2,022	—
Stock-based compensation expense (a)	1,770	1,245	3,274	2,020
Loss on disposal of fixed assets, net (b)	43	195	71	195
Loss on extinguishment of debt (c)	—	—	21,485	—
Foreign currency (gains) losses, net (d)	(10,872)	3,966	(8,082)	(5,100)
Other non-operating expense, net (e)	105	96	105	560
Equity in (gains) losses of unconsolidated joint ventures, net of tax	(3,247)	805	(2,709)	1,742
Transaction-related costs (f)	2,869	—	31,785	—
Acquisition-related costs (g)	—	134	—	217
Lease termination expense (h)	126	568	151	2,598
Severance and restructuring charges (i)	(213)	154	(213)	154
Non-cash rent adjustment (j)	781	922	1,768	1,568
Other charges (k)	—	560	—	596
Total adjustments	5,285	24,417	74,972	36,078
Tax effect of total adjustments (l)	(3,443)	(7,114)	(22,274)	(10,153)
Adjusted net income	$40,512	$29,718	$75,399	$55,527

Diluted weighted average common shares outstanding	64,410	62,951	64,139	62,864

Adjusted net income per diluted share	$0.63	$0.47	$1.18	$0.88

(a)         Stock-based compensation expense represents the amount of recurring non-cash expense related to the Company’s equity compensation programs, excluding transaction-related stock-based compensation discussed in footnote (f).

(b)         Loss on disposal of fixed assets represents the costs incurred in connection with the sale or disposition of fixed assets, primarily IT equipment and furniture and fixtures. We exclude these losses from Adjusted EBITDA and Adjusted Net Income because they result from investing decisions rather than from decisions made related to our ongoing operations.

(c)          Loss on extinguishment of debt relates to costs incurred in connection with changes to our long-term debt. We exclude these losses from Adjusted EBITDA and Adjusted Net Income because they result from financing decisions rather than from decisions made related to our ongoing operations.

(d)         Foreign currency (gains) losses, net primarily relates to gains or losses that arise in connection with the revaluation of short-term inter-company balances between our domestic and international subsidiaries. In addition, this amount includes gains or losses from foreign currency transactions, such as those resulting from the settlement of third-party accounts receivable and payables denominated in a currency other than the local currency of the entity making the payment. We exclude these gains and losses from Adjusted EBITDA and Adjusted Net Income because they result from financing decisions rather than from decisions made related to our ongoing operations and because fluctuations from period- to- period do not necessarily correspond to changes in our operating results.

(e)        Other non-operating expense, net represents income and expense that are non-operating and whose fluctuations from period- to -period do not necessarily correspond to changes in our operating results.

(f)         Transaction-related costs primarily relate to costs incurred in connection with the March and May 2016 secondary offerings and receivables financing agreement. These costs include $24.5 million of one-time non-cash stock-based compensation expense related to the accelerated vesting and release of the transfer restrictions of certain performance- based stock options and $4.9 million of stock-based compensation expense associated with the release of the transfer restrictions on a portion of service-based vested options in connection with the announcement of our March and May 2016 secondary offerings. In addition, we incurred $2.4 million of third-party fees associated with the secondary offerings and the closing of our accounts receivable financing agreement.

(g)        Acquisition-related costs primarily relate to costs incurred in connection with purchase of the assets of Value Health Solutions, Inc. as well as costs related to other potential acquisitions to enhance our strategic objectives.

(h)        Lease termination expenses represent charges incurred in connection with the termination of leases at locations that are no longer being used by the Company.

(i)            Severance and restructuring charges represent amounts incurred in connection with the elimination of redundant positions within the organization, including positions eliminated in connection with the KKR Transaction and the acquisitions of ClinStar, RPS and CRI Lifetree.

(j)           We have escalating leases that require the amortization of rent expense on a straight-line basis over the life of the lease. The non-cash rent adjustment represents the difference between rent expense recorded in the consolidated condensed statement of operations and the amount of cash actually paid.

(k)         Represents charges incurred that are not considered part of our core operating results.

(l)            Represents the tax effect of the total adjustments at our estimated effective tax rate.

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